                      AGREEMENT AND DECLARATION OF TRUST

                                      OF

                       PIONEER MULTI-ASSET INCOME TRUST

                         (a Delaware Statutory Trust)

                        Dated as of September 17, 2019

                               TABLE OF CONTENTS

ARTICLE I - Name and Definitions
   Section 1.1    Name.....................................................  1
   Section 1.2    Definitions..............................................  1

ARTICLE II - Nature and Purpose of Trust...................................  3

ARTICLE III -Registered Agent and Registered Office........................  3

ARTICLE IV - Beneficial Interests; Shareholders
   Section 4.1    Shares of Beneficial Interest............................  4
   Section 4.2    Issuance of Shares.......................................  4
   Section 4.3    Rights of Shareholders...................................  4
   Section 4.4    Ownership and Transfer of Shares.........................  5
   Section 4.5    Voting by Shareholders...................................  6
   Section 4.6    Meetings.................................................  6
   Section 4.7    Quorum and Action........................................  7
   Section 4.8    Action by Written Consent in Lieu of Meeting of
                  Shareholders.............................................  7
   Section 4.9    Classes of Shares........................................  7
   Section 4.10   Disclosure of Shareholder Holdings.......................  9
   Section 4.11   Access to Trust Records..................................  9
   Section 4.12   Communications with Shareholders.........................  9

ARTICLE V - The Trustees
   Section 5.1    Management of the Trust.................................. 10
   Section 5.2    Qualification, Number and Class.......................... 10
   Section 5.3    Term and Election........................................ 10
   Section 5.4    Resignation, Retirement and Removal...................... 11
   Section 5.5    Vacancies................................................ 11

ARTICLE VI - Powers of Trustees
   Section 6.1    General Powers........................................... 11
   Section 6.2    Certain Specific Powers.................................. 12
   Section 6.3    Issuance and Repurchase of Shares........................ 15
   Section 6.4    Delegation; Committees................................... 15
   Section 6.5    Collection and Payment................................... 15
   Section 6.6    Expenses................................................. 15
   Section 6.7    Manner of Acting......................................... 15
   Section 6.8    Bylaws................................................... 16
   Section 6.9    Principal Transactions................................... 16
   Section 6.10   Effect of Trustees' Determination........................ 16

ARTICLE VII - Service Providers............................................
   Section 7.1    Investment Adviser and Administrators.................... 16
   Section 7.2    Underwriter; Transfer Agent; Shareholder Servicing
                  Agent; Custodian......................................... 16
   Section 7.3    Parties to Contract...................................... 17
   Section 7.4    Further Authority of Trustees............................ 17

ARTICLE VIII - Distributions; Determination of Net Asset Value
   Section 8.1    Distributions............................................ 17
   Section 8.2    Determination of Net Asset Value; Valuation of Portfolio
                  Assets................................................... 18
   Section 8.3    Reserves................................................. 18
   Section 8.4    Determination by Trustees................................ 18

ARTICLE IX - Limitation of Liability and Indemnification
   Section 9.1    No Personal Liability of and Indemnification of
                  Shareholders............................................. 18
   Section 9.2    Limitation of Liability of Trustees and Others........... 19
   Section 9.3    Reliance on Experts; Trustees Not Experts; No Bond or
                  Surety................................................... 20
   Section 9.4    Liability of Third Persons Dealing with the Trust or
                  Trustees................................................. 20
   Section 9.5    Indemnification and Advancement of Expenses.............. 20
   Section 9.6    Further Indemnification.................................. 21
   Section 9.7    Amendments and Modifications............................. 22
   Section 9.8    Derivative and Direct Actions............................ 22

ARTICLE X - Duration, Term and Termination; Eligible Tender Offer;
Mergers, Sale of Assets and Other Transactions
   Section 10.1   Duration, Term and Termination; Eligible Tender Offer.... 25
   Section 10.2   Merger and Consolidation; Sale of Assets;
                  Reorganization; Certain Transactions..................... 27
   Section 10.3   Conversion............................................... 29
   Section 10.4   Combination of Classes................................... 29

ARTICLE XI - Amendments; Filings; Copies; Miscellaneous
   Section 11.1   Amendments to Declaration and Certificate of Trust....... 30
   Section 11.2   Filing of Certificate; Copies of Declaration;
                  Counterparts; Headings................................... 30
   Section 11.3   Trustees May Resolve Ambiguities......................... 31
   Section 11.4   Applicable Law; Forum Selection; Jury Waiver............. 31
   Section 11.5   Statutory Trust Only..................................... 32
   Section 11.6   Provisions in conflict with Law or Regulations........... 32
   Section 11.7   Writings................................................. 32

                     AGREEMENT AND DECLARATION OF TRUST OF
                       PIONEER MULTI-ASSET INCOME TRUST

   This AGREEMENT AND DECLARATION OF TRUST is made as of this 17th day of September, 2019 by the Trustees hereunder.

   NOW, THEREFORE, all cash, securities and other assets and properties, which the Trust may from time to time acquire in any manner, will be held by the Trust and managed upon the following terms and conditions.

                                   ARTICLE I
                             NAME AND DEFINITIONS

   Section 1.1. Name. This Trust shall be known as Pioneer Multi-Asset Income Trust and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

   Section 1.2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided, the following terms have the following respective meanings:

   (a) "Bylaws" means the Bylaws of the Trust referred to in Section 6.8 hereof, as from time to time amended, which Bylaws are expressly incorporated by reference herein as part of the Trust's "governing instrument" within the meaning of the Delaware Act (as defined below).

   (b) "Certificate of Trust" means the certificate of trust of the Trust, as filed with the Secretary of State of the State of Delaware in accordance with the Delaware Act (as defined below), and as such certificate of trust may be amended or amended and restated from time to time.

   (c) "Class" means the one or more classes of Shares (as defined below) of the Trust as may be established and designated as a Class from time to time by the Trustees pursuant to Section 4.9 hereof.

   (d) "Code" means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

   (e) "Commission" shall have the same meaning given to such term in the 1940 Act (as defined below).

   (f) "Common Shares" shall mean a class of an unlimited number of common shares of the Trust, having no par value.

   (g) "Complaining Shareholder" shall refer to a Shareholder making a demand or bringing a claim pursuant to Section 9.8 hereof.

   (h) "Declaration" means this Agreement and Declaration of Trust as amended, supplemented or amended and restated from time to time, which, together with the Bylaws and any designations of Classes made in accordance with Section 4.9 hereof, shall constitute the Trust's "governing instrument" within the meaning of the Delaware Act. Reference in this Agreement and Declaration of Trust to "Declaration," "hereof," "herein," and "hereunder" shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

   (i) "Delaware Act" shall refer to the Delaware Statutory Trust Act, as amended from time to time.

   (j) "He," "Him" and "His" shall include the feminine and neuter, as well as the masculine, genders.

   (k) "Interested Person" shall have the same meaning given to such term in the 1940 Act (as defined below).

   (l) "Majority Shareholder Vote" means the vote of a majority of the outstanding voting securities as defined in the 1940 Act (as defined below).

   (m) "1940 Act" refers to the Investment Company Act of 1940 (and any successor statute) and the rules thereunder, all as amended from time to time, as may apply to the Trust, including pursuant to any exemptive, interpretive or other relief or guidance issued by the Commission or the staff of the Commission under such Act.

   (n) "Outstanding Shares" means those Shares (as defined below) shown from time to time on the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed, repurchased, cancelled or terminated by the Trust.

   (o) "Person" means and includes natural persons, corporations, partnerships, limited partnerships, business trusts, limited liability partnerships, statutory trusts, limited liability companies, trusts, associations, joint ventures, estates, nominees and any other entity in its own or any representative capacity, whether or not legal entities, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign.

   (p) "Preferred Shares" shall refer to those shares that may be issued in one or more series or classes pursuant to Section 4.9 hereof.

   (q) "Principal Shareholder" and its "affiliate" or "associate" shall have the meanings set forth in Section 10.2 hereof.

   (r) "Prospectus" means the prospectus and statement of additional information with respect to the Trust or one or more Classes thereof as the context shall require, as contained in the most recent effective registration statement filed with the Commission with respect to the Trust or one or more such Classes thereof, as the same may be supplemented or modified from time to time in accordance with the requirements of the federal securities laws.

   (s) "Shareholder" means a record owner of Outstanding Shares.

   (t) "Shares" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Common Shares and any Preferred Shares that may be established and designated by the Trustees, and includes fractions of Shares as well as whole Shares.

   (u) "Statement" shall have the meaning set forth in Section 4.9 hereof.

   (v) "Trust" refers to the Delaware statutory trust established under the Delaware Act by this Declaration and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.

   (w) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust.

   (x) "Trustees" means, at any time, the person or persons who have signed this Declaration and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article V hereof, in each case if they shall at that time continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his capacity or their capacities as Trustees hereunder.

                                  ARTICLE II
                          NATURE AND PURPOSE OF TRUST

   The purpose of the Trust is to engage in, operate and carry on the business of a closed-end management investment company, and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith, both within and without the State of Delaware, and without limiting the foregoing or the other provisions hereof, the Trust may exercise all powers conferred by the laws of the State of Delaware upon a Delaware statutory trust formed pursuant to the Delaware Act.

                                  ARTICLE III
                    REGISTERED AGENT AND REGISTERED OFFICE

   The registered agent and office of the Trust in the State of Delaware are Delaware Corporation Organizers, Inc., 1201 North Market Street, Wilmington, DE 19801. Unless otherwise required by applicable law, the Trust shall at all times maintain at least one resident agent who shall be either a citizen of the State of Delaware who resides in such State or a Delaware corporation. The Trustees may change the registered agent or registered office of the Trust from time to time by making the appropriate filing or filings with the Secretary of State of the State of Delaware.

                                  ARTICLE IV
                      BENEFICIAL INTERESTS; SHAREHOLDERS

   Section 4.1. Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into such Shares of beneficial interest, of such Classes, and of such designations and par values (if any) and with such rights, preferences, privileges, limitations, restrictions and such other relative terms as shall be determined by the Trustees, from time to time. The number of Shares is unlimited. The Trustees shall have full power and authority to take such action with respect to the Shares as the Trustees may deem desirable.

   Section 4.2. Issuance of Shares. (a) Shares may be issued from time to time to such Persons (including, without limitation, any Trustee, officer, or agent of the Trust or any Person in which a Trustee, officer or agent of the Trust has an interest) either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the Trustees, from time to time, may deem advisable, and the Trust may, in connection with an issuance of Shares, acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities), and all Shares so issued hereunder, including without limitation Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. The Trust shall have the right to refuse to issue Shares to any Person at any time and for any reason or for no reason whatsoever.

   (b) The Trust may issue Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust.

   (c) Any Shares issued by the Trust which have been purchased, redeemed or otherwise reacquired by the Trust shall be retired automatically and shall have the status of unissued Shares.

   Section 4.3. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business herein described is vested exclusively in the Trust. The Shareholders shall have no right or title in or to the Trust Property or to call for any partition or division of any property, profits, rights or interests of the Trust and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares. For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust with any service provider or other agent to or contractor with the Trust, including, without limitation, any third party beneficiary rights, except as may be expressly provided in any such contract or agreement. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the continuance of the Trust shall neither operate to terminate the Trust nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of said Shareholder under this Declaration. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay, provided however that any sales loads or charges, account fees or any other fees or charges not prohibited as charges to Shareholders under applicable law shall not be deemed to be an assessment or payment for the purposes of this Declaration. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The holders of Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Shares or securities of the Trust that it may hereafter issue or sell, other than such right, if any, as the Trustees may determine. The holders of Shares shall not be entitled to exercise the rights of objecting shareholders and shall have no appraisal rights with respect to their Shares and, except as otherwise determined by the Trustees from time to time, shall have no exchange or conversion rights with respect to their Shares. Every Shareholder, by virtue of purchasing Shares and becoming a Shareholder, shall be held to have expressly assented and agreed to the terms of this Declaration, any By-Laws adopted hereunder and any other governing instrument and shall be bound thereby.

   Section 4.4. Ownership and Transfer of Shares. (a) The ownership and transfer of Shares shall be recorded on the books of the Trust or, if there is a transfer or similar agent with respect to such Shares, on the books and records of such transfer or similar agent with respect to such Shares, which records shall be maintained separately for each Class of the Trust. No certificates representing the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules or impose such restrictions as they consider necessary or appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust, as kept by the Trust or any transfer or similar agent of the Trust, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder. No Shareholder shall be entitled to receive any payment of a dividend or distribution, or to have notice given to him as provided herein or in the Bylaws, until he has provided such information as shall be required to the Trust or, as applicable, the Trust's transfer or similar agent with respect to his Shares.

   (b) In the event any certificates representing Outstanding Shares are at any time outstanding, the Trustees may at any time or from time to time determine that Shares shall no longer be represented by certificates, and in connection therewith, upon written notice to any Shareholder holding certificates representing Outstanding Shares, such certificates shall be cancelled, provided that such cancellation shall not affect the ownership by such Shareholder of such Shares, and following such cancellation, ownership and transfer of such Shares shall be recorded by book entry on the books of the Trust or its transfer or similar agent.

   Section 4.5. Voting by Shareholders. (a) Shareholders shall not have the power to vote on any matter except: (i) for the election or removal of Trustees only to the extent and as provided in Article V hereof; (ii) with respect to a sale of assets or reorganization or similar transaction only to the extent and as provided in Section 10.2 hereof; (iii) with respect to the conversion of the Trust to an "open-end company" to the extent and as provided in Section 10.3 hereof; and (iv) with respect to such additional matters relating to the Trust as may be required by law, this Declaration or as the Trustees may consider and determine necessary or desirable.

   (b) Each whole Share outstanding on the record date established in accordance with the Bylaws shall entitle the holder thereof to one vote as to any matter on which the holder is entitled to vote, and each fractional Share outstanding on the record date established in accordance with the Bylaws shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees or on any other matter submitted to a vote of the Shareholders. Shares may be voted in person or by proxy. Until Shares of the Trust or any Class are issued, the Trustees may exercise all rights of Shareholders of the Trust or such Class and may take any action required or permitted by law, this Declaration or the Bylaws of the Trust to be taken by Shareholders of the Trust or Class.

   Only Shareholders who are owners of record on the books of the Trust on the applicable record date will be entitled to vote on a matter. For the avoidance of doubt, the Trust shall be entitled to rely on any vote cast by a Shareholder, and, without any further or independent investigation, shall deem any vote cast by a Shareholder that holds of record Shares on behalf of one or more beneficial owners of Shares to have been taken in accordance with all applicable laws and regulations governing the relationship between the Shareholder and its beneficial owners and/or any contractual provision or other arrangement with any beneficial owner of Shares holding through such Shareholder, regardless of the manner employed by such Shareholder in determining how to vote such shares (including, for instance and without limitation, through the use of so-called "echo voting").

   (c) On any matter submitted to a vote of the Shareholders of the Trust, all Shares of all Classes then entitled to vote shall be voted together, except that (i) when required by the 1940 Act, this Declaration or any Statement as defined in Section 4.9 below, to be voted by individual Class, Shares shall be voted by individual Class, and (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more Classes, only Shareholders of such one or more Classes shall be entitled to vote thereon.

   Section 4.6. Meetings. Meetings of the Shareholders of the Trust or any one or more Classes thereof may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. The Trustees may set forth in the Bylaws, or may otherwise establish, provisions relating to the calling and holding of meetings (including the holding of meetings by electronic or other similar means), notice of meetings, record dates, place of meetings, conduct of meetings, voting by proxy, postponement, adjournment or cancellation of meetings and related matters.

   Section 4.7. Quorum and Action. (a) The Trustees shall set forth in the Bylaws the quorum required for the transaction of business by the Shareholders at a meeting, which quorum requirement may vary by Class and by the action to be taken at the meeting, which quorum shall in no event be less than the holders of thirty percent (30%) of the Shares entitled to vote at such meeting or on such action. If a quorum is present when a duly called and held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

   (b) The Shareholders shall take action by the affirmative vote of the holders of Shares entitled to vote and representing a majority of votes cast at a meeting of Shareholders at which a quorum is present, except in the case of the election of Trustees which shall only require a plurality of votes cast at a meeting of Shareholders at which a quorum is present, and except as may be otherwise required by applicable law or any provision of this Declaration, any Statement or the Bylaws.

   Section 4.8. Action by Written Consent in Lieu of Meeting of
Shareholders. Any action required or permitted to be taken at a meeting of the Shareholders may be taken, if (but only if) so directed by the Trustees, without a meeting by written action executed by Shareholders, as of a record date specified in accordance with the Bylaws, holding not less than the minimum number of Shares that would have been necessary to take the action at a meeting, assuming that all of the Shareholders entitled to vote on that action were present and voting at that meeting. The written action shall be effective when it has been executed by the requisite number of Shareholders and delivered to the secretary of the Trust, unless a different effective time is provided in the written action. Such a consent may be executed and delivered by electronic means in accordance with any procedures that may be adopted by the Trustees from time to time.

   Section 4.9. Classes of Shares. The Trust shall initially consist of one Class of an unlimited number of Common Shares. The Trustees may from time to time authorize the division of Shares of the Trust into additional Classes and any such Classes may be further divided into series or sub-classes, and if so divided, all references to Classes herein shall include references to any series or sub-class thereof, except as the context may otherwise require. The relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class and any series or sub-class thereof shall be established and designated by the Trustees and may be modified by the Trustees from time to time. The Trustees may divide or combine Shares of any Class or any series or sub-class thereof into a lesser or greater number, including, without limitation, by a division or combination accomplished by means of a stock split or a reverse stock split, without thereby changing their proportionate beneficial interest in the Trust; classify or reclassify any issued or unissued Shares of any Class or any series or sub-class thereof into one or more Classes, series or sub-classes; combine two or more Classes or series or sub-classes thereof into a single Class or series or sub-class; terminate any one or more Classes or series or sub-classes thereof; change the name or other designation of a Class or series or sub-class thereof; and take such other action with respect to the Classes or series or sub-classes thereof as the Trustees may deem desirable. To the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any Classes, or series or sub-classes thereof, the Trustees may allocate assets, liabilities, income and expenses to a particular Class or series or sub-class thereof or apportion the same among two or more Classes or series or sub-classes thereof. Except as may otherwise be specifically set forth in this Declaration or in a Statement establishing and designating Classes of Shares, the Shares shall have the powers, preferences, rights, qualifications, limitations and restrictions described below:

   (a) Common Shares.

      (i) Subject to the rights of the holders of the Preferred Shares, if any, in the event of the termination of the Trust, the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

      (ii) The holders of the Common Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Common Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine.

      (iii) Subject to the rights of the holders of the Preferred Shares, if any, dividends or other distributions, when, as and if declared by the Trustees, shall be shared equally by the holders of Common Shares on a share for share basis. Any dividends or other distributions or any portion thereof as declared and distributed may be paid in cash to the holder, or alternatively, be reinvested in full and fractional Shares of the Trust as directed by the Trustees, or, if so permitted by the Trustees, at the election of the Shareholder.

   (b) Preferred Shares. Preferred Shares may be issued from time to time in one or more series or sub-classes with distinctive serial designations and
(i) may have such voting powers, full or limited; (ii) may be subject to redemption or repurchase at such time or times and at such price or prices;
(iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other Class or series or sub-class; (iv) may have such rights upon the termination of, or upon any distribution of the assets of, the Trust; (v) may be made convertible into, or exchangeable for, Shares of any other Class or series or sub-class of the Trust, at such price or prices or at such rates of exchange and with such adjustments; and (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Trustees (or a Committee thereof) in accordance with subsection (c) below. Any of such matters may be made dependent upon facts ascertainable outside this Declaration, or outside the resolution or resolutions providing for the issue of such Preferred Shares.

   (c) The division of Shares of the Trust into Shares of one or more Classes in addition to the Common Shares, including any Preferred Shares issued hereunder from time to time, shall be authorized by the vote of a majority of the Trustees, or by a Committee thereof specifically so authorized by the Trustees, and shall be evidenced by a written statement setting forth such establishment and designation and the relative rights and preferences of such Class or Classes, and the effective date of such establishment and designation (the "Statement"), executed by such one or more officers of the Trust as shall be authorized by the Trustees, or any authorized Committee thereof, and shall further be filed in accordance with the provisions of Section 11.2 hereof. Additions or modifications to a Statement, including, without limitation, any termination of an existing Class, shall be made in the same manner as is permitted for the establishment and designation of such Class. Unless otherwise set forth in the Statement to the contrary, no such Statement shall constitute an amendment to or a part of this Declaration.

   Section 4.10. Disclosure of Shareholder Holdings. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trust in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code; to comply with the requirements of any other law or regulation; or as the Trustees may otherwise decide, and ownership of Shares may be disclosed by the Trust if so required by applicable law or as the Trustees may otherwise decide.

   Section 4.11. Access to Trust Records. As provided in Section 3819 of the Delaware Act, Shareholders shall only have such right to inspect the such records, documents, accounts and books of the Trust as may be granted from time to time by the Trustees, and subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be established from time to time by the Trustees.

   Section 4.12. Communications with Shareholders. Any notices, reports, statements, or communications with Shareholders of any kind required under this Declaration, including any such communications with Shareholders or their counsel or other representatives required under Section 9.8 hereof, or otherwise made by the Trust or its agents on behalf of the Trust shall be governed by the provisions pertaining thereto in the Bylaws.

                                   ARTICLE V
                                 THE TRUSTEES

   Section 5.1. Management of the Trust. The business and affairs of the Trust shall be managed under the direction of the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, including, without limitation, those powers described more fully in Article VI hereof.

   Section 5.2. Qualification, Number and Class. Each Trustee shall be a natural person. A Trustee need not be a citizen of the United States or a resident of the State of Delaware. By action of three-quarters (3/4) of the Trustees as may then be in office, the Trustees may from time to time establish the number of Trustees. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the resignation, retirement or removal of a Trustee pursuant to Section 5.4 hereof.

   Section 5.3. Term and Election. Except as provided in Section 5.4 below, and subject to the voting rights established with respect to a particular Class, each Trustee shall hold office until his successor, if any, is elected, qualified and serving as a Trustee hereunder. Any Trustee vacancy may be filled by the affirmative vote or consent of three-quarters (3/4) of the Trustees then in office, except as prohibited by the 1940 Act, or, if for any reason there are no Trustees then in office, vacancies may be filled by the officers of the Trust elected pursuant to Section 6.2(b)(iii) hereof, or may be filled in any other manner permitted by the 1940 Act; provided that if the Shareholders of any Class are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee entitled to be elected by that Class may fill any vacancy among the number of Trustees elected by that Class.

   The Board of Trustees shall be divided into three classes, designated
Class I, Class II and Class III. Each Class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. Within the limits above specified, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees. The Trustees may also determine by resolution those Trustees in each Class that shall be elected by Shareholders of a particular Class (e.g., by a Class of Preferred Shares). The term of office of Class I shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the registration statement relating to the Shares under the Securities Act of 1933. The term of Class II shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the registration statement relating to the Shares under the Securities Act of 1933. The term of Class III shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the registration statement relating to the Shares under the Securities Act of 1933. Upon expiration of the term of office of each Class as set forth above, the number of Trustees in such Class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office have expired. The Trustees shall be elected at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose.

   Section 5.4. Resignation, Retirement and Removal. Any Trustee may resign or retire as a Trustee by an instrument in writing signed by him and delivered or mailed to the Chair, if any, the president or the secretary, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee who has attained a mandatory retirement age or term limit established pursuant to, or who is otherwise required to retire in accordance with, any written policy adopted from time to time by at least three-quarters (3/4) of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy. Except as aforesaid, any Trustee may be removed from office only (i) by action of at least a majority of the remaining Trustees if such removal is approved by the action of at least three-quarters (3/4) of the Outstanding Shares, except that any Trustees elected or appointed with respect to a particular Class of Shares may be removed only by the action of at least three-quarters (3/4) of the Outstanding Shares of that Class, or (ii) by the action of at least three-quarters (3/4) of the remaining Trustees, specifying the date when such removal shall become effective. Except to the extent expressly provided in a written agreement to which the Trust is a party or in a written policy adopted by the Trustees, no resigning, retiring or removed Trustee shall have any right to any compensation for any period following his resignation, retirement or removal, or any right to damages on account of such resignation, retirement or removal.

   Section 5.5. Vacancies. The death, resignation, retirement, removal, or incapacity of one or more of the Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees, and during the period during which any such vacancy shall occur, only the Trustees then in office shall be counted for the purposes of the existence of a quorum or any action to be taken by such Trustees.

                                  ARTICLE VI
                              POWERS OF TRUSTEES

   Section 6.1. General Powers. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust but with full powers of delegation, except as may otherwise be expressly prohibited by this Declaration. The Trustees shall have the power to direct the business and affairs of the Trust and carry on the Trust's operations and maintain offices both within and outside the State of Delaware, and to do or authorize all such other things and execute or authorize the execution of all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust. With respect to any power or authority of the Trustees hereunder, whether stated or implied, the Trustees shall have all further powers and authority as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any action authorized by the Trustees. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Without limiting the foregoing, the Trustees shall have power and authority to cause the Trust to operate and carry on the business of an investment company and the Trustees shall exercise all the powers as are necessary, convenient, appropriate, incidental or customary in connection therewith and may exercise all powers which are ordinarily exercised by the trustees of a statutory trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid general powers. Such powers of the Trustees may be exercised without order of or resort to any court. Whenever in this Declaration the Trustees are given authority to act on behalf of the Trust or to direct, authorize or cause the Trust to take any action, such power and authority shall apply, mutatis mutandis, to any action of the Trust on behalf of any Class or series or sub-class thereof.

   Section 6.2. Certain Specific Powers. (a) Investments. The Trustees shall not in any way be bound or limited by present or future laws, rules, regulations, or customs in regard to investments by fiduciaries, but shall have full authority and power to authorize the Trust to make, invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to borrow, to sell, terminate, exercise or otherwise dispose of, to lend or to pledge, to write, enter into, engage, trade or deal in any and all investments or investment strategies as they may deem proper at any time and from time to time to accomplish the purpose of the Trust. In furtherance of, and in no way limiting, the foregoing, the Trustees shall have power and authority to authorize the Trust:

      (i) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other assets;

      (ii) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form or either in the Trust's name or in the name of a custodian or a nominee or nominees;

      (iii) to exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such assets;

      (iv) to acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, tangible or intangible, including cash, securities, currencies, any commodities, and any interest therein;

      (v) to borrow money for any purpose and in this connection issue notes or other evidence of indebtedness;

      (vi) to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any portion of the Trust Property;

      (vii) to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person;

      (viii) to lend money or any other Trust Property;

      (ix) to aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest and to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest;

      (x) to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm;

      (xi) to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is held in the Trust;

      (xii) to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer;

      (xiii) to pay calls or subscriptions with respect to any security held in the Trust; and

      (xiv) to join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

   (b) Additional Powers. The Trustees shall have the power and authority on behalf of the Trust:

      (i) to employ, engage or contract with, and make payments to, such Persons as the Trustees may deem desirable for the transaction of the business of the Trust, including, without limitation, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member, whether as agents or independent contractors of the Trust, or as delegates of the Trustees, officers, or any other Person who may be involved with the management of the business affairs of the Trust, to have such titles, and such rights, powers and duties as the Trustees may determine from time to time, to terminate any such employment, engagement or contract or other relationship, and to delegate to any such Person the supervision of any other Person that has been so employed, engaged or contracted with;

      (ii) to authorize the Trust to enter into joint ventures, partnerships and any other combinations or associations;

      (iii) to elect and remove such officers as they consider appropriate, including, without limitation, a president and a secretary;

      (iv) to authorize the Trust to indemnify any Person with whom the Trust has dealings, including, without limitation, any service provider employed pursuant to Article VII hereof, to such extent as the Trustees shall determine;

      (v) to authorize the Trust to purchase, and pay for out of Trust Property, (A) insurance policies insuring the Shareholders, Trustees, officers, employees and any other Persons, including, without limitation, any service provider employed pursuant to Article VII hereof, against any or all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity whether or not the Trust would have the power to indemnify such Person against such liability, (B) insurance for the protection of Trust Property, (C) insurance as may be required by applicable law, or (D) such other insurance as the Trustees shall deem advisable, in each case as the Trustees shall determine;

      (vi) to authorize the Trust to establish pension, profit-sharing, share purchase, deferred compensation and other retirement, incentive and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any Trustees, officers, employees and agents of the Trust;

      (vii) to authorize the Trust to guarantee indebtedness or contractual obligations of others;

      (viii) to determine and change the fiscal year of the Trust and the method by which its accounts shall be kept;

      (ix) to adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; and

      (x) to engage in any other lawful act or activity in connection with or incidental to any of the powers enumerated in this Declaration, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

   (c) The foregoing enumeration of the powers and authority of the Trustees shall be read as broadly and liberally as possible, it being the intent of the foregoing in no way to limit the Trustees' powers and authority.

   Section 6.3. Issuance and Repurchase of Shares. The Trustees shall have the power to authorize the Trust to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and in any options, warrants or other rights to purchase Shares or any other interests in the Trust other than Shares.

   Section 6.4. Delegation; Committees. The Trustees shall have power to delegate from time to time to one or more of their number or to officers, employees, agents or independent contractors of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, except to the extent such delegation is prohibited by applicable law. Without limiting the foregoing, and notwithstanding any provisions herein to the contrary, the Trustees may by action of three-quarters (3/4) of the Trustees then in office appoint committees consisting of one or more Trustees then in office and such other members as the Trustees shall approve, which committees may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committees were the acts of all the Trustees then in office.

   Section 6.5. Collection and Payment. The Trustees shall have the power to authorize the Trust or its agents to: collect all money or other property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, arbitrate, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any money or other property is owed to the Trust; and to enter into releases, agreements and other instruments; but the Trustees shall have no liability for failing to authorize any of the foregoing.

   Section 6.6. Expenses. The Trustees shall have the power to authorize the Trust to incur and pay any expenses which, in the opinion of the Trustees, are necessary or incidental to carry out any of the purposes of this Declaration, to pay compensation from the funds of the Trust to themselves as Trustees and to reimburse themselves from the funds of the Trust for their expenses and disbursements. The Trustees shall fix the compensation of all officers, employees and Trustees.

   Section 6.7. Manner of Acting. Except as otherwise provided herein, under applicable law or in the Bylaws, any action to be taken or determination made by the Trustees may be taken or made by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of Trustees then in office. Any such action or determination may be made by reference to one or more documents or instruments or policies or procedures outside this Declaration and outside the resolutions of the Trustees. Except as set forth specifically in this Declaration, any action that may be taken by the Trustees may be taken by them in their sole discretion and without the vote or consent of Shareholders.

   Section 6.8. Bylaws. The Trustees may adopt Bylaws not inconsistent with this Declaration to provide for the conduct of the business of the Trust, including, without limitation, the rights and powers of the Trust, its Trustees, officers, employees and Shareholders, and shall have the exclusive power to amend or repeal such Bylaws.

   Section 6.9. Principal Transactions. Except in transactions not permitted by the 1940 Act, or otherwise prohibited by Section 10.2(b) of this Declaration, the Trustees may authorize the Trust to buy any securities or other assets from or sell or lend any securities or other assets of the Trust to, any affiliate of the Trust or any account managed by an affiliate of the Trust, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any service provider employed pursuant to Article VII hereof.

   Section 6.10. Effect of Trustees' Determination. Any action taken or determination made by or pursuant to the direction of the Trustees in good faith and consistent with the provisions of this Declaration shall be final and conclusive and shall be binding upon the Trust, every holder at any time of Shares and any other Person.

                                  ARTICLE VII
                               SERVICE PROVIDERS

   Section 7.1. Investment Adviser and Administrator. The Trust may enter into contracts with one or more Persons, to act as investment adviser, investment sub-adviser, manager, administrator, sub-administrator or other agent or independent contractor to the Trust, and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may deem advisable. The Trustees may also authorize or direct any adviser or sub-adviser to employ one or more sub-advisers from time to time and any administrator to employ one or more sub-administrators from time to time, upon such terms and conditions as shall be approved by the Trustees.

   Section 7.2. Underwriter; Transfer Agent; Shareholder Servicing Agent; Custodian. The Trust may enter into a contract or contracts with one or more Persons to act as underwriters, dealers or placement agents whereby the Trust may either agree to sell Shares of the Trust or any Class to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares or contractor for the sale of such Shares, all with such other provisions as the Trustees may deem reasonable and proper, and the Trust may from time to time enter into transfer agency, sub-transfer agency and/or shareholder servicing contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may deem advisable.

   All securities and cash of the Trust shall be held pursuant to a written contract or contracts with one or more custodians and subcustodians or shall otherwise be held in accordance with the 1940 Act.

   Section 7.3. Parties to Contract. Any contract of the character described in this Article VII may be entered into with any Person, including, without limitation, the investment adviser, any investment sub-adviser or an affiliate of the investment adviser or sub-adviser, although one or more of the Trustees, officers, or Shareholders of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom. The same Person may be a party to more than one contract entered into pursuant to this Article VII and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Article VII.

   Section 7.4. Further Authority of Trustees. The authority of the Trustees hereunder to authorize the Trust to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of, supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Article VII shall in no way be deemed to limit the power and authority of the Trustees as set forth in Section 6.2 hereof to authorize the Trust to employ, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

                                 ARTICLE VIII
                DISTRIBUTIONS; DETERMINATION OF NET ASSET VALUE

   Section 8.1. Distributions. The Trustees may from time to time declare and authorize the payment of, or may prescribe and set forth in a duly adopted vote or votes of the Trustees, the bases and time or frequency, which may be monthly or otherwise, for the declaration and payment of, such dividends and distributions on Shares of a particular Class as they may deem necessary or desirable, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. All dividends and distributions on Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of Shares of that Class held by such Shareholders at the date and time of record for the payment of such dividends or distributions, subject to any variations with respect to Classes of Shares, if any, and in a manner consistent with the 1940 Act and the Code. Such distributions may be paid in cash and/or in securities or other property, and the composition of any such distribution shall be determined by the Trustees and may be different among Shareholders (including differences among Shareholders in the same Class).

   Section 8.2. Determination of Net Asset Value; Valuation of Portfolio Assets. The Trustees may from time to time prescribe such bases and times for determining the per Share net asset value of the Shares of the Trust or any Class thereof and may prescribe or approve the procedures and methods for determining the value of portfolio assets as they may deem necessary or desirable.

   Section 8.3. Reserves. The Trustees may set apart, from time to time, out of any funds of the Trust or funds allocable to a Class thereof a reserve or reserves for any proper purpose, and may abolish any such reserve.

   Section 8.4. Determination by Trustees. The Trustees may make any determinations they deem necessary with respect to the provisions of this
Article VIII, including, but not limited to, the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust; the amount of the net income of the Trust from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; which items are to be treated as income and which as capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Trust; the number of Shares of the Trust issued or issuable; the net asset value per Share; and any of the foregoing matters as it may pertain to any Class.

                                  ARTICLE IX
                  LIMITATION OF LIABILITY AND INDEMNIFICATION

   Section 9.1. No Personal Liability of and Indemnification of Shareholders.
No personal liability for any debt, liability or obligation or expense incurred by, contracted for, or otherwise existing with respect to, the Trust or any Class shall attach to any Shareholder or former Shareholder of the Trust. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Shares or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon. Except as otherwise specifically provided in this Declaration or in the By-Laws, the Trust shall have no obligation to pay or reimburse on behalf of any Shareholder, or to indemnify any Shareholder against, any fees, expenses or costs arising under any circumstances, whether in connection with a proceeding of any kind or otherwise.

   Section 9.2. Limitation of Liability of Trustees and Others. (a) Extent of Duties. No Trustee, officer, or employee of the Trust shall owe any duty, or have any related liability, to any Person whatsoever (including without limitation any Shareholder) other than to the Trust, and this Declaration of Trust eliminates any such duty arising at law (common or statutory) or in equity and any related liability, to the extent that such duty or liability may be so eliminated.

   (b) No Liability to Third Parties. No person who is or has been a Trustee, officer, or employee of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust, in connection with the affairs of the Trust; and all Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

   Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

   All Persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees, agents or independent contractors, whether past, present or future, shall be personally liable therefor.

   (c) Limitation of Liability to Trust and Shareholders. No person who is or has been a Trustee, officer or employee of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee, or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of the individual's office, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.

   (d) No Liability for Acts of Others. Without limiting the foregoing limitations of liability contained in this Section 9.2, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, employee, investment adviser, sub-adviser, principal underwriter, custodian or other agent or independent contractor of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee (or for the failure to compel in any way any former or acting Trustee to redress any breach of trust), except in the case of such Trustee's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

   The provisions of this Section 9.2 do not address or limit any claim that the Trust may have against any Person contracting with the Trust, or change any obligation owed to the Trust under any contract or otherwise.

   Section 9.3. Reliance on Experts; Trustees Not Experts; No Bond or
Surety. The Trustees may rely upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for merely failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written or oral reports made to the Trustees by any officer, employee or agent of the Trust, any Trustee or committee of Trustees, or any counsel to the Trust, the Trustees, any committee of Trustees or Trustee, or any independent registered public accounting firm and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The appointment, designation or identification (including in any proxy or registration statement or other document) of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or as having experience, attributes or skills in any area, or any other appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special attributes, skills, experience or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

   Section 9.4. Liability of Third Persons Dealing with the Trust or Trustees. No third Person dealing with the Trust or the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trust or Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

   Section 9.5. Indemnification and Advancement of Expenses. Subject to the exceptions and limitations contained in this Section 9.5, every person who is, or has been, a Trustee, officer, or employee of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees, agents or independent contractors of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person"), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee, agent or independent contractor and against amounts paid or incurred by him in settlement thereof.

   No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by applicable federal law.

   The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

   Subject to applicable federal law, expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 9.5 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 9.5.

   To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

   As used in this Section 9.5, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, demands, actions, suits, investigations, regulatory inquiries, proceedings or any other occurrence of a similar nature, whether actual or threatened and whether civil, criminal, administrative or other, including appeals, and the words "liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

   Section 9.6. Further Indemnification. Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities pursuant to Section 4.2 hereof or a merger or consolidation pursuant to Section 10.2 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article IX.

   Section 9.7. Amendments and Modifications. Without limiting the provisions of Section 11.1(b) hereof, in no event will any amendment, modification or change to the provisions of this Declaration or the Bylaws adversely affect in any manner the rights of any Covered Person to (a) indemnification under
Section 9.5 hereof in connection with any proceeding in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee, officer or employee of the Trust or (b) any insurance payments under policies maintained by the Trust, in either case with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such amendment, modification or change to this Declaration or the Bylaws.

   Section 9.8. Derivative and Direct Actions. (a) Subject to the Delaware Act, no Shareholder may bring a derivative or similar action or proceeding in the right of the Trust or any Class to recover a judgment in its favor (a "derivative action") unless each of the following conditions is met:

      (i) Each Complaining Shareholder, as defined below, was a Shareholder of the Trust or of the Class on behalf of or in the right or name of which the action is proposed to be brought (the "affected Class"), at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

      (ii) Each Complaining Shareholder was a Shareholder of the Trust or the affected Class at the time the demand required by subparagraph (iii) below was made;

      (iii) Prior to the commencement of such derivative action, the Complaining Shareholders have made a written demand on the Trustees requesting that the Trustees cause the Trust to file the action itself on behalf of the Trust or the affected Class (a "demand"), which demand
   (A) shall be executed by or on behalf of no fewer than three Complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or by marriage) to any other Complaining Shareholder executing such written demand; and (B) shall include at least the following:

          (1) a detailed description of the action or failure to act complained of, the facts upon which each such allegation is made and the reasonably estimated damages or other relief sought;

          (2) a statement to the effect that the Complaining Shareholders believe in good faith that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Class and an explanation of why the Complaining Shareholders believe that to be the case;

          (3) a certification that the requirements of subparagraphs (i) and
       (ii) of this paragraph (a) have been met, as well as information and documentation reasonably designed to allow the Trustees to verify that certification;

          (4) a list of all other derivative or class actions in which any of the Complaining Shareholders is or was a named plaintiff, the court in which such action was filed, the date of filing, the name of all counsel to any plaintiffs and the outcome or current status of such actions;

          (5) a certification by each Complaining Shareholder of the number of Shares of the Trust or the affected Class owned beneficially or of record by such Complaining Shareholder at the time set forth in subparagraphs (i) and (ii) of this paragraph (a) and an undertaking by each Complaining Shareholder that such Complaining Shareholder will be a Shareholder of the Trust or the affected Class as of the commencement of and throughout the derivative action, and that during such period each Complaining Shareholder will notify the Trust in writing of any sale, transfer or other disposition by the Complaining Shareholders of any such Shares within three business days thereof; and

          (6) an acknowledgment of the provisions of paragraphs (e) and (f) of this Section 9.8 below;

      (iv) Shareholders who held (or subsequently acquired in accordance with subparagraph (i) above) Shares of the affected Classes at the times specified in subparagraphs (i) and (ii) above and who own, at the commencement of the derivative action, Shares representing at least ten percent (10%) of the Outstanding Shares of the Trust or the affected
   Class must join in initiating the derivative action; and

      (v) A copy of the proposed derivative complaint must be served on the Trust, assuming the requirements of subparagraphs (i) through (iv) above have already been met and the derivative action has not been barred in accordance with paragraph (c) below.

   (b) Within 90 calendar days of the receipt of a Shareholder demand submitted in accordance with the requirements set forth above, those Trustees who are independent for purposes of considering the demand or a committee comprised of some or all of such Trustees (the "independent Trustees") will consider, with the assistance of counsel who may be retained by such Trustees on behalf and at the expense of the Trust, the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Class, as applicable; provided, however, that the independent Trustees shall not be required to consider a Shareholder demand that is not submitted in accordance with the requirements set forth above. If, during this 90-day period, those independent Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, those independent Trustees may extend the

90-day period by a period of time that the independent Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period (such 90-day period, as may be extended as provided hereunder, the "review period"). Notice of any such decision to extend the review period shall be sent in accordance with the provisions of Section 4.12 hereof to the Complaining Shareholders, or, the Shareholders' counsel if represented by counsel, in writing within five business days of any decision to extend the period. Trustees who are not Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action. A Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent solely by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness, or (iv) the fact that the Trustee approved the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders.

   (c) If the demand has been properly made hereunder, and a majority of the independent Trustees have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Class, as applicable, the demand shall be rejected and the Complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Trust. If upon such consideration a majority of the independent Trustees determine that such a suit should be maintained, then the appropriate officers of the Trust shall cause the Trust to commence that suit and such suit shall proceed directly rather than derivatively or permit the Complaining Shareholders to proceed derivatively, provided however that any counsel representing the interests of the Trust or the affected Class shall be approved by the Trustees. The Trustees, or the appropriate officers of the Trust, shall inform the Complaining Shareholders of any decision reached under this paragraph (c) by sending in accordance with the provisions of Section 4.12 hereof written notice to each Complaining Shareholder, or the Shareholder's counsel, if represented by counsel, within five business days of such decision having been reached.

   (d) If notice of a decision has not been sent to the Complaining Shareholders or the Shareholders' counsel within the time permitted by paragraph (c) above, and subparagraphs (i) through (v) of paragraph (a) above have been complied with, the Complaining Shareholders shall not be barred by this Declaration from commencing a derivative action.

   (e) Each Complaining Shareholder whose demand is rejected pursuant to paragraph (c) above shall be responsible, jointly and severally, for the costs and expenses (including attorneys' fees) incurred by the Trust in connection with the Trust's consideration of the demand if a court determines that the demand was made without reasonable cause or for an improper purpose.

   (f) The Trust shall be responsible for payment of attorneys' fees and legal expenses incurred by a Shareholder bringing a derivative or direct action in any circumstances only if required by law. The Trust shall not be obligated to pay any attorneys' fees so incurred by a Shareholder other than fees that are reasonable and that do not exceed an amount calculated using reasonable hourly rates.

   (g) No Shareholder may bring a direct action claiming injury as a Shareholder of the Trust where the matters alleged (if true) would give rise to a claim by the Trust, unless the Shareholder has suffered an injury distinct from that suffered by the Trust. A Shareholder bringing a direct claim must be a Shareholder of the Class with respect to which the direct action is brought at the time of the injury complained of, or have acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time.

   (h) Each Shareholder who commences or maintains a derivative or direct action in violation of this Section 9.8 shall, jointly and severally, reimburse the Trust for the costs and expenses (including attorneys' fees) incurred by the Trust in connection with the action if the action is dismissed on the basis of the failure to comply with this Section 9.8. If a court determines that any derivative action has been brought without reasonable cause or for an improper purpose, the costs and expenses (including attorneys' fees) incurred by the Trust in connection with the action shall be borne, jointly and severally, by each Shareholder who commenced the action.

                                   ARTICLE X
            DURATION, TERM AND TERMINATION; ELIGIBLE TENDER OFFER;
                MERGERS, SALE OF ASSETS AND OTHER TRANSACTIONS

   Section 10.1. Duration, Term and Termination; Eligible Tender Offer
(a) Unless (i) earlier dissolved, (ii) the term is extended pursuant to paragraph (c) of this Section 10.1 or (iii) this Section 10.1 is amended pursuant to paragraph (d) of this Section 10.1, the Trust shall have a limited period of existence and shall dissolve at the close of business twelve
(12) years from the date of effectiveness of the Trust's initial registration statement with the Commission ("Termination Date"), or, if applicable, at the close of business on the Extended Termination Date (as defined below).

   (b) After the close of business on the Termination Date, or, if applicable, the Extended Termination Date (as defined below), if the Trust has not been caused to have a perpetual existence pursuant to Section 10.1(d) of this
Article X, the Trustees shall proceed to wind up the affairs of, and liquidate, the Trust in accordance with Section 10.1(e) of this Article X.

   (c) Notwithstanding Section 10.1(a) of this Article X, the Trustees may approve an extension of the dissolution date of the Trust to a date after the Termination Date (i) for one period that may in no event exceed one year following the Termination Date, and (ii) for one additional period that may in no event exceed six months, in each case without a vote of the Shareholders of the Trust (in each case, the "Extended Termination Date"), upon the affirmative vote of a majority of the Trustees then in office.

   (d) Notwithstanding any other provision in this Declaration or the By-Laws, if the Trust completes an Eligible Tender Offer (as defined below), subject to the following sentences, this Section 10.1 of Article X may be amended by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees, without a vote of the Shareholders of the Trust, to eliminate the Termination Date and cause the Trust to have a perpetual existence. Following an Eligible Tender Offer, the Trust must have at least $100 million of net assets (the "Termination Threshold"). If the Board of Trustees determines that the number of properly tendered shares would result in the net assets of the Trust totaling less than the Termination Threshold, the Eligible Tender Offer shall be terminated and no Shares shall be repurchased pursuant to the Eligible Tender Offer and the Trust shall terminate on the Termination Date.

   As used in this Section 10.1 of Article X, an "Eligible Tender Offer" is defined as a tender offer by the Trust to purchase 100% of the then outstanding Shares of the Trust at a price equal to the net asset value per Share on the expiration date of the tender offer, which expiration date shall be as of a date within twelve months preceding the Termination Date. Notwithstanding any other provision in this Declaration of Trust to the contrary, the Trust may conduct an Eligible Tender Offer upon the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees, without a vote of the Shareholders of the Trust.

   (e) Upon dissolution of the Trust or any Class, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees and as required by the Delaware Act, which may include the establishment of a liquidating trust or similar vehicle, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust or assets of the Trust allocable to the particular Class thereof to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Shares of the Trust or such Class in the manner determined by the Trustees, provided that Shareholders of a particular Class shall be entitled to receive a pro rata share of the net assets of the Trust allocable to such Class only. Thereupon, the Trust or the Class shall terminate, and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Class shall be canceled and discharged. Without limiting the provisions of the immediately preceding sentence, in the event that following the final distribution of the net assets of the Trust or affected Class, as the case may be, the Trust or affected Class receives or is entitled to receive any monies or other assets, the Trustees shall be under no obligation to distribute or provide for the distribution of such monies or other assets to the Shareholders of the Trust or affected Class, but may make such other arrangements (including, without limitation, pursuant to any procedures that the Trustees may approve) for the disposition of such monies or other assets as they shall determine in their sole discretion to be appropriate under the circumstances. Notwithstanding the foregoing, at their discretion, the Trustees may abandon any previously adopted plan to terminate the Trust or a Class at any time, with or without approval of the Shareholders of the Trust or Class.

   Section 10.2. Merger and Consolidation; Sale of Assets; Reorganization; Certain Transactions. (a) Merger and Consolidation. Subject to applicable law, the Trust may merge or consolidate with or into one or more statutory trusts or other business entities or series or classes thereof formed or organized or existing under the laws of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction by the affirmative vote of three-quarters (3/4) of the Trustees. Pursuant to and in accordance with
(S)3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration, an agreement of merger or consolidation so approved by the Trustees in accordance with this Section 10.2 may (a) effect any amendment to the governing instrument of the Trust; or (b) effect the adoption of a new governing instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

   (b) Sales of Assets and Reorganizations. Upon the affirmative vote of three-quarters (3/4) of the Trustees, the Trustees may authorize the Trust or any Class thereof to sell, lease, transfer, pledge, exchange, convey or dispose of all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated to such Class), including its good will, to any one or more business or statutory trusts or other business entities or series or classes thereof (including another Class of the Trust) upon such terms and conditions and for such consideration (which may include the assumption of some or all of the outstanding obligations and liabilities, accrued or contingent, whether known or unknown, of the Trust or such Class) as the Trustees may determine.

   (c) Notwithstanding the foregoing, in the event that a transaction of the type described in paragraph (a) or paragraph (b) of this Section 10.2 is required by applicable law to be approved by Shareholders of the Trust or any Class of the Trust, such transaction shall require approval at a meeting of Shareholders called for the purpose by a Majority Shareholder Vote, voted in person or by proxy, of the Trust or such Class entitled to vote, or (b) by the written consent, without a meeting, of the holders of Shares whose consents, taken together, constitute a Majority Shareholder Vote of the Trust or the Class entitled to vote; provided, however, that, if there are then Preferred Shares outstanding, in the case of any of the foregoing transactions constituting a plan of reorganization (as such term is used in the 1940 Act) which adversely affects the Preferred Shares within the meaning of
Section 18(a)(2)(D) of the 1940 Act, and if approval by the holders of Preferred Shares is therefore required under the 1940 Act, approval, adoption or authorization of the action in question will also require a Majority Shareholder Vote of the Preferred Shares voting as a separate class. The foregoing provisions will apply, mutatis mutandis, to any such transaction involving a series or sub-class of a Class.

   (d) Certain Transactions. Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (iii) of this subsection, the types of transactions described in paragraph (ii) of this subsection (d) shall require the affirmative vote or consent of the holders of three-quarters (3/4) of the Outstanding Shares entitled to vote, when a Principal Shareholder (as defined in paragraph (i) of this subsection) is determined in good faith by the Trustees to be a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the Shareholders otherwise required by law, by this Declaration, or by the terms of any Preferred Shares, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

      (i) The term "Principal Shareholder" shall mean any Person which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the Outstanding Shares and shall include any affiliate or associate, as such terms are defined below, of a Principal Shareholder, or persons acting in concert. For the purposes of this Section, in addition to the Shares which a Person beneficially owns directly, (a) any Person shall be deemed to be the beneficial owner of any Shares (1) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (1) above), by any other Person with which its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on December 1, 1986, and
   (b) the Outstanding Shares shall include Shares deemed owned through application of clauses (1) and (2) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

   (ii) This Section shall apply to the following transactions:

          (1) the merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder;

          (2) the issuance of any securities of the Trust to any Principal Shareholder for cash other than pursuant to a dividend reinvestment or similar plan available to all Shareholders;

          (3) the sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period);

          (4) the sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any

       Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

      (iii) The provisions of this subsection shall not be applicable to
   (1) any transaction, including without limitation, any rights offering, made available on a pro rata basis to all Shareholders of the Trust or class thereof unless the Trustees specifically make such transaction subject to this Section 10.2, (2) any of the transactions described in paragraph
   (ii) of this subsection if three-quarters (3/4) of the Trustees shall have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (3) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.

      (iv) The Trustees shall have the power and duty to determine for the purposes of this subsection, on the basis of information known to the Trust, whether (1) a Person beneficially owns more than five percent (5%) of the outstanding Shares, (2) a Person is an "affiliate" or "associate" (as defined above) of another or acting in concert with another, (3) the assets being acquired or leased to or by the Trust or any subsidiary thereof, constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (4) the memorandum of understanding referred to in paragraph (iii) hereof is substantially consistent with the transaction covered thereby. Any such determination made in good faith shall be conclusive and binding for all purposes of this subsection.

   Section 10.3. Conversion. Notwithstanding any other provision of this Declaration, if the conversion of the Trust from a "closed-end company" to an "open-end company," as those terms are defined in the 1940 Act, is required to be approved by some or all of the Shareholders of the Trust under the 1940 Act, such conversion shall require the affirmative vote of three-quarters (3/4) of the Trustees then in office followed by (a) by the approval at a meeting of Shareholders called for the purpose by a Majority Shareholder Vote, voted in person or by proxy, or (b) by the written consent, without a meeting, of holders of Shares whose consents, taken together, constitute a Majority Shareholder Vote, provided that if there are Preferred Shares outstanding, a Majority Shareholder Vote of the Preferred Shares voting as a separate class shall also be required. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or by the terms of any Statement relating to Preferred Shares, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

   Section 10.4. Combination of Classes. The authority of the Trustees under this Article X with respect to the merger, consolidation, sale of assets or reorganization of any

Class of the Trust is in addition to the authority of the Trustees under
Section 4.9 hereof to combine two or more Classes of the Trust into a single Class.

                                  ARTICLE XI
                      AMENDMENTS; FILINGS; MISCELLANEOUS

   Section 11.1. Amendments to Declaration and Certificate of Trust. (a) The Trustees may by vote of a majority of the Trustees then in office amend or otherwise supplement the Declaration by making an amendment, a Declaration supplemental hereto or an amended and restated Declaration, provided, however, that an amendment to any provision of Articles V, IX or X, or Sections 6 or
11.1 hereof shall require the vote of three-quarters (3/4) of the Trustees then in office. Notwithstanding the foregoing, the Trustees may not amend this Declaration to alter the number of votes of the Trustees required for the Trustees to take action under any provision of this Declaration unless at least an equivalent number of votes of the Trustees has authorized such amendment.

   (b) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair any exemption from or limitation of personal liability of any Person who is or has been a Shareholder, Trustee, officer or employee of the Trust, or limit the rights to indemnification, advancement of expenses or insurance provided in Article IX with respect to actions or omissions of persons entitled to indemnification, advancement of expenses or insurance under such Article prior to such amendment.

   (c) The Trustees may not amend this Declaration to alter the percentage of voting Shares required to approve any action which requires a specific Shareholder vote under this Declaration unless at least an equivalent percentage of Shareholder votes has authorized such amendment.

   (d) The Trust's Certificate of Trust may be amended at any time for any purpose as the Trustees may determine and such amendment shall be signed by one or more of the Trustees or by an officer of the Trust as duly authorized by vote of a majority of the Trustees then in office.

   Section 11.2. Filing of Certificate; Copies of Declaration; Counterparts; Headings. Any amendment to the Certificate of Trust shall be filed with the Secretary of State of the State of Delaware. The original or a copy of this instrument and of each amendment and/or restatement hereto shall be kept in the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or restatements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such amendments or restatements. This instrument may be executed in any number of counterparts, each of which shall be deemed an original. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control.

   Section 11.3. Trustees May Resolve Ambiguities. The Trustees may construe any of the provisions of this Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

   Section 11.4. Applicable Law; Forum Selection; Jury Waiver. (a) The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the State of Delaware, without reference to its conflicts of law rules, as a Delaware statutory trust under the Delaware Act, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers and privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

   (b) Notwithstanding the first sentence of Section 11.4(a) hereof, there shall not be applicable to the Trust, the Trustees, or this Declaration any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) or any other state pertaining to trusts, including by way of illustration and without limitation, laws that relate to or regulate:
(i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees if such laws are inconsistent with the authorities and powers or the limitation on liability of the Trustees set forth or referenced in this Declaration; or (viii) any requirements that a trust have any initial beneficiary or any initial corpus. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.

   (c) No provision of this Declaration shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.

   (d) Subject to the Delaware Act, any action commenced by a Shareholder
(i) directly against (x) the Trust or a Class thereof, (y) its Trustees, officers, or employees, related to, arising out of or concerning the Trust, is business or operations, and/or (z) otherwise related to, arising out of or concerning the Trust, its business or operations or

(ii) derivatively in the right or name of, or on behalf of the Trust or a Class thereof (collectively, the "Covered Actions"), shall be brought only in the U.S. District Court for the District of Massachusetts, or if such action may not be brought in that court, then such action shall be brought in Massachusetts Superior Court, Business Litigation Session, in Boston, Massachusetts (each, a "Designated Court"). The Trust, its Trustees, officers, employees and Shareholders each (a) consent to jurisdiction in the Designated Courts; (b) waive any objection to venue in either Designated Court and
(c) waive any objection that either Designated Court is an inconvenient forum. Except to the extent prohibited by applicable law, if any Shareholder shall commence a Covered Action in any court other than a Designated Court without the written consent of the Trust, then each such Shareholder shall be obligated, jointly and severally, to reimburse the Trust and any Trustee or officer of the Trust made a party to such proceeding for the costs and expenses (including attorneys' fees) incurred by the Trust and any Trustee or officer of the Trust in connection with any successful motion to dismiss, stay or transfer such action on the basis of the failure to comply with this Section 11.4(d).

   (e) In any Covered Action, there shall be no right to a jury trial. THE RIGHT TO A TRIAL BY JURY IS EXPRESSLY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

   Section 11.5. Statutory Trust Only. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers.

   Section 11.6. Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision, in whole or in part, conflicts with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision, or the conflicting part or parts thereof, shall be deemed not to constitute a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

   (b) If any provision of this Declaration shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such provision, or such part or parts thereof, in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

   Section 11.7. Writings. To the fullest extent permitted by applicable law, except as the Trustees may otherwise determine:

   (a) any requirements in this Declaration or in the Bylaws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees provided such form is capable of conversion into a written form within a reasonable time; and

   (b) any requirements in this Declaration or in the Bylaws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

   IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this instrument as of the date first written above.

                                    /s/ John E. Baumgardner, Jr.
                                    --------------------------------------------
                                    John E. Baumgardner, Jr. as Trustee
                                    60 State Street, Boston, Massachusetts 02109

                                    /s/ Diane Durnin
                                    --------------------------------------------
                                    Diane Durnin, as Trustee
                                    60 State Street, Boston, Massachusetts 02109

                                    /s/ Benjamin M. Friedman
                                    --------------------------------------------
                                    Benjamin M. Friedman, as Trustee
                                    60 State Street, Boston, Massachusetts 02109

                                    /s/ Margaret B.W. Graham
                                    --------------------------------------------
                                    Margaret B. W. Graham, as Trustee
                                    60 State Street, Boston, Massachusetts 02109

                                    /s/ Lisa M. Jones
                                    --------------------------------------------
                                    Lisa M. Jones, as Trustee
                                    60 State Street, Boston, Massachusetts 02109

                                    /s/ Lorraine H. Monchak
                                    --------------------------------------------
                                    Lorraine H. Monchak, as Trustee
                                    60 State Street, Boston, Massachusetts 02109

                                    /s/ Thomas J. Perna
                                    --------------------------------------------
                                    Thomas J. Perna, as Trustee
                                    60 State Street, Boston, Massachusetts 02109

                                    /s/ Marguerite A. Piret
                                    --------------------------------------------
                                    Marguerite A. Piret, as Trustee
                                    60 State Street, Boston, Massachusetts 02109

                                    /s/ Fred J. Ricciardi
                                    --------------------------------------------
                                    Fred J. Ricciardi, as Trustee
                                    60 State Street, Boston, Massachusetts 02109

                                    /s/ Kenneth J. Taubes
                                    --------------------------------------------
                                    Kenneth J. Taubes, as Trustee
                                    60 State Street, Boston, Massachusetts 02109